EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Tasker Capital Corporation on Form S-2, pertaining to the registration of 34,100,000 shares of common stock or our Auditors' Report, dated March 24, 2004 with respect to the financial statements of Tasker Capital Corporation in the Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

VANCOUVER, CANADA


June 14, 2004



/s/ Morgan & Company
---------------------
Chartered Accountants



                                       21